Exhibit 5.1

December 22, 2017

Gordon Pointe Acquisition Corp.

780 Fifth Avenue South

Naples, Florida 34102

Ladies and Gentlemen:

We have acted as counsel to Gordon Pointe Acquisition Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1 (as amended, the “Registration Statement”), on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale by the Company of (a) 12,500,000 units (the “Firm Units”) of the Company, each such unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”), and one warrant to purchase one share of Common Stock as specified in the Registration Statement (the “Warrants”), (b) up to an additional 1,875,000 units to cover over-allotments (the “Option Units” and, together with the Firm Units, the “Units”) and (c) all shares of Common Stock and all Warrants issued as part of the Units as specified in the Registration Statement.

In connection with the foregoing, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the form of Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 3.2 to the Registration Statement; (ii) the By Laws of the Company that are filed as Exhibit 3.3 to the Registration Statement; (iii) the Registration Statement; (iv) the form of the underwriting agreement proposed to be entered into between the Company and the underwriters named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement; (v) the Specimen Unit Certificate that is filed as Exhibit 4.1 to the Registration Statement; (vi) the Specimen Class A Common Stock Certificate that is filed as Exhibit 4.2 to the Registration Statement; (vii) the Specimen Warrant Certificate that is filed as Exhibit 4.3 to the Registration Statement; (viii) the form of warrant agreement (the “Warrant Agreement”) proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) that is filed as Exhibit 4.4 to the Registration Statement; and (ix) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have, to the extent we deemed appropriate, relied upon certificates or comparable documents of officers and representatives of the Company. We have further assumed that each of the documents identified in clauses (i) through (viii) of the preceding paragraph will be entered into, adopted or filed as appropriate. In addition, we have assumed that (a) each of the Underwriting Agreement and the Warrant Agreement will be duly executed and delivered by all parties thereto other than the Company, (b) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement (the “Prospectus”), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (c) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto, and (d) all offers and sales of the Units will be made in compliance with the securities laws of the states having jurisdiction thereof.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.                The Units, when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery thereof by Continental Stock Transfer & Trust Company, as transfer agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.                The Common Stock included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

3.                The Warrants included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery of such Warrants by the Warrant Agent in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Warrant Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinions expressed herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware and are based on these laws as in effect on the date hereof, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Fox Rothschild LLP
Fox Rothschild LLP

2